Exhibit 10.1

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment No. 1”), dated as of March 7, 2007 (the “Execution Date”), to the Second Amended and Restated Credit Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc., a Delaware corporation (the “Parent”), Interstate FiberNet, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiary Guarantors identified on the signature pages hereto, each of the lenders party thereto (the “Lenders”) and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (the “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Parent, the Borrower, the Subsidiary Guarantors, the Lenders and the Agent entered into the Second Amended and Restated Credit Agreement, dated as of July 26, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the continuation of the Liens previously granted to the Agent and the Lenders, to amend and restate the Existing Second Lien Credit Agreement;

WHEREAS, concurrently with the Credit Agreement, the Parent, Interstate FiberNet, Inc., a Delaware corporation (the “Issuer”), the subsidiary guarantors party thereto, the note purchasers party thereto (the “Note Purchasers”) and the agent for the Note Purchasers entered into the Note Purchase Agreement, dated as of July 26, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Note Purchasers purchased Notes (as defined in the Note Purchase Agreement) from the Issuer in an aggregate principal amount of $209,000,000;

WHEREAS, pursuant to the Note Purchase Agreement and the other Note Purchase Documents (as defined in the Note Purchase Agreement), the agent thereunder (acting at the direction of the required holders set forth therein), together with the Issuer, may amend the terms of the Note Purchase Agreement, without any further consent from any other person, to increase the principal amount of the Notes up to $230,000,000 (determined without regard to PIK interest paid on the Notes from time to time), less any principal already repaid, thereby allowing an aggregate increase in the principal amount of the Notes of $21,000,000 (i.e., $230,000,000 minus $209,000,000);

WHEREAS, pursuant to the Note Purchase Agreement and the other Note Purchase Documents, the required holders (or the agent acting at the direction of the required holders), together with the Issuer, may amend the terms of the financial covenants set forth in the Note Purchase Agreement, without any further consent from any other person;

WHEREAS, pursuant to the Amendment No. 1 to Note Purchase Agreement, dated as of October 27, 2006 (the “Amendment No. 1 to Note Purchase Agreement”), the Parent, the Issuer, the subsidiary guarantors party thereto, the new note purchasers party thereto, the agent (acting at the direction of the required holders) and the collateral agent party thereto amended the Note Purchase Agreement to, among other things, permit the increase in the principal amount of the Notes and amend the terms of the financial covenants;

WHEREAS, pursuant to the Credit Agreement and the Second Lien Intercreditor and Subordination Agreement, neither the consent of the Agent nor the consent of any Lender is required to effectuate any amendments, modifications, waivers or releases required by the terms of Section 2.5 and/or Section 2.8 of the Second Lien Intercreditor and Subordination Agreement, including, without limitation, the increase in the principal amount of the Notes and the amendment of the terms of the financial covenants;

WHEREAS, in connection with the other matters contemplated by Amendment No.1 to Note Purchase Agreement, pursuant to the agreement attached hereto as Exhibit A (the “P&H Agreement”), Business Telecom, Inc., a Guarantor, refinanced the P&H Note identified on Existing Schedule (as hereinafter defined) 4.01(t) to the Credit Agreement with new notes (such refinancing, the “P&H Refinancing”);

WHEREAS, pursuant to the Credit Agreement and the other Loan Documents, the Required Lenders (or the Agent acting at the direction of the Required Lenders), together with the Borrower, desire to amend the terms of the Credit Agreement to reflect the transactions contemplated by Amendment No. 1 to Note Purchase Agreement (including the P&H Agreement); and

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.	ACKNOWLEDGEMENT.

Pursuant to the terms and provisions of the Credit Agreement and the Intercreditor and Subordination Agreement, the Lenders hereby acknowledge the following modifications to the Credit Agreement have been made to the same extent and in the same manner as the Note Purchasers have agreed under and pursuant to the Amendment No. 1 to Note Purchase Agreement.

Section 1.1. Amendments to Section 1.01 of the Credit Agreement.

a. Section 1.01 of the Credit Agreement is hereby amended by deleting and replacing, or adding, as applicable, the following definitions in the appropriate place in alphabetical order:

i. “Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA of the Parent and its Subsidiaries to (b) the cumulative cash interest paid in respect of all Debt for Borrowed Money of or by the Parent and its Subsidiaries. For the fiscal quarter ending September 30, 2005, cumulative cash interest paid shall be calculated as cumulative cash interest paid for the nine-month period then ended multiplied by twelve divided by nine; for fiscal quarters ending December 31, 2005 and thereafter, cumulative cash interest paid shall be calculated based on the twelve-month period ending on the last date of the most recently ended fiscal quarter. If any such date of determination falls on a date that would be an Interest Payment Date but such date is not a Business Day, the Interest Coverage Ratio for such date of determination shall be calculated as if the cash interest due on such Interest Payment Date was actually paid on such date of determination (rather than on the actual Interest Payment Date), so long as the cash interest is actually paid on such actual Interest Payment Date. As used in the preceding sentence, the term Interest Payment Date shall include any Interest Payment Date as defined herein, any date on which interest is due pursuant to the Note Purchase Agreement and any Interest Payment Date as defined in the New Third Lien Credit Agreement.

ii. “Senior Debt Ratio” means, as of any date of determination, the ratio of (a) Senior Debt as of such date to (b) Consolidated EBITDA of the Parent and its Subsidiaries. If any such date of determination falls on a date that would be an Interest Payment Date but such date is not a Business Day, the Senior Debt Ratio for such date of determination shall be calculated as if the cash interest due on such Interest Payment Date was actually paid on such date of determination (rather than on the actual Interest Payment Date), so long as the cash interest is actually paid on such actual Interest Payment Date. As used in the preceding sentence, the term Interest Payment Date shall include any Interest Payment Date as defined herein, any date on which interest is due pursuant to the Note Purchase Agreement and any Interest Payment Date as defined in the New Third Lien Credit Agreement.

iii. “Total Leverage Ratio” means, at any date of determination, the ratio of (x) Consolidated Debt as of such date to (y) Consolidated EBITDA of the Parent and its Subsidiaries. For purposes of computing Total Leverage Ratio only, the term “Debt” as used in clause (x) above means, without duplication, the aggregate of all Debt of the type described in clauses (a), (b), (c), (d), (e), (h) and (j) of the definition of “Debt” and Contingent Obligations (other than Contingent Obligations relating to minimum purchase requirements under agreements entered into in the ordinary course of business of the Parent and its Subsidiaries) of the Parent and its Subsidiaries in respect of the foregoing. If any such date of determination falls on a date that would be an Interest Payment Date but such date is not a Business Day, the Total Leverage Ratio for such date of determination shall be calculated as if the cash interest due on such Interest Payment Date was actually paid on such date of determination (rather than on the actual Interest Payment Date), so long as the cash interest is actually paid on such actual Interest Payment Date. As used in the preceding sentence, the term Interest Payment Date shall include any

Interest Payment Date as defined herein, any date on which interest is due pursuant to the Note Purchase Agreement and any Interest Payment Date as defined in the New Third Lien Credit Agreement.

Section 1.2. Amendment to Section 5.02(r) of the Credit Agreement. Subsections (i), (ii) (iii), (iv) and (vi) of Section 5.02(r) of the Credit Agreement are hereby amended and restated in full by deleting such subsections in their entirety and replacing them with the following:

“(i) Maximum Capital Expenditures. Make or commit to make, or allow any of its Subsidiaries to make or commit to make, Capital Expenditures exceeding, in the aggregate for each period set forth below:

Period	Amount
For the calendar year ending December 31, 2005	$34,545,000
For the calendar year ending December 31, 2006	$51,349,000
For the calendar year ending December 31, 2007	$53,094,000
For the calendar year ending December 31, 2008	$49,135,000
For the two quarters ending June 30, 2009	$23,984,000

Notwithstanding the amounts set forth in this Section 5.02(r)(i), the Obligors may carry over to the next calendar year the lesser of (x) 50% of the prior year’s unused Capital Expenditure amount set forth or determined in accordance with the foregoing and (y) 20% of the prior year’s Capital Expenditure amount. Any such carry over amounts shall carry over to the immediately succeeding year and shall not be cumulative from year to year.

(ii) Senior Debt Ratio. Commencing on the last day of the fiscal quarter ending September 30, 2005 and, measured on the last day of each fiscal quarter thereafter until the Termination Date, the Senior Debt Ratio shall not exceed the following:

Period	Ratio
September 30, 2005	3.55
December 31, 2005	3.79
March 31, 2006	3.88
June 30, 2006	4.26
September 30, 2006	4.20
December 31, 2006	3.91
March 31, 2007	3.65
June 30, 2007	3.54
September 30, 2007	3.52
December 31, 2007	3.50
March 31, 2008	3.27
June 30, 2008	3.07
September 30, 2008	2.95
December 31, 2008	2.85
March 31, 2009	2.85
June 30, 2009	2.85

(iii) Total Leverage Ratio. Commencing on the last day of the fiscal quarter ending September 30, 2005, and measured on the last day of each fiscal quarter thereafter until the Termination Date, the Total Leverage Ratio shall not exceed the ratio set forth below opposite the applicable date:

Period	Ratio
September 30, 2005	5.84
December 31, 2005	6.22
March 31, 2006	6.36
June 30, 2006	6.99
September 30, 2006	6.90
December 31, 2006	6.20
March 31, 2007	5.89
June 30, 2007	5.70
September 30, 2007	5.38
December 31, 2007	5.36
March 31, 2008	5.01
June 30, 2008	4.72
September 30, 2008	4.52
December 31, 2008	4.46
March 31, 2009	4.40
June 30, 2009	4.42

(iv) Interest Coverage Ratio. Commencing on the last day of the fiscal quarter ending September 30, 2005, and measured on the last day of each fiscal quarter thereafter until the Termination Date, the Interest Coverage Ratio shall not be less than the ratio set forth below opposite the applicable date:

Period	Ratio
September 30, 2005	2.	00
December 31, 2005	1.	74
March 31, 2006	1.43
June 30, 2006	1.2	5
September 30, 2006	1.23
December 31, 2006	1.4	7
March 31, 2007	1.42
June 30, 2007	1.	54
September 30, 2007	1.	54
December 31, 2007	1.	54
March 31, 2008	1.6	5
June 30, 2008	1.	75
September 30, 2008	1.8	7
December 31, 2008	1.92
March 31, 2009	1.9	1
June 30, 2009	1.9	0”

“(vi) Minimum Consolidated EBITDA. As of each date set forth below, permit Consolidated EBITDA (as measured by the cumulative sum of Consolidated EBITDA for the last twelve months preceding such date) to be less than:

Date	Amount
December 31, 2006	$6	0,000,000
June 30, 2007	$66,7	00,000
December 31, 2007	$7	0,000,000
June 30, 2008	$77,	000,000”

Section 1.3. Amendment to Section 5.02(b) of the Credit Agreement. The final sentence in Section 5.02(b) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Notwithstanding any other provision under this Section 5.02(b), (A) the Parent and Business Telecom, Inc. may once only incur the Debt and Contingent Obligations contemplated by the agreement attached hereto as Exhibit J, and (B) any Loan Party may Incur Debt owed to any other Loan Party. Notwithstanding anything contained herein to the contrary, the Debt and Contingent Obligations contemplated by the agreement attached hereto as Exhibit J shall constitute Surviving Debt for all purposes of this Agreement.”

Section 1.4. Amendment to the Schedules of the Credit Agreement. The Credit Agreement is hereby amended by supplementing the existing Schedules thereto (collectively, the “Existing Schedules,” and individually, an “Existing Schedule”) with the Schedules appended hereto as Exhibit B (collectively, the “New Schedules,” and individually, a “New Schedule”). Subject to the terms and provisions herein, references to a “Schedule” in any Loan Document dated as of the Execution Date or later shall be a reference to a New Schedule, unless otherwise specifically provided.

Section 1.5. Amendment to the Exhibits of the Credit Agreement. The Credit Agreement is hereby amended by attaching the P&H Agreement thereto as Exhibit J.

II.	AMENDMENTS.

Subject to the terms and provisions herein, the provisions set forth in this Article II shall become effective as of the Execution Date.

Section 2.1. Amendment to the Preamble of the Credit Agreement. The first sentence of the preamble of the Credit Agreement is hereby amended by replacing “Second Amended and Restated Credit Agreement, dated as of July 26, 2005 (this “Agreement”)” with “Second Amended and Restated Agreement, dated as of July 26, 2005 (as amended as of March 7, 2007, and as it may thereafter be further amended, supplemented, restated or otherwise modified from time to time, this “Agreement”)”.

Section 2.2. Amendments to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate place in alphabetical order:

“Amendment No. 1” means Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of March 7, 2007, by and among the Parent, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Agent, which Amendment No. 1 amends this Agreement.

III.	REPRESENTATIONS AND WARRANTIES.

Section 3.1. Representations and Warranties of the Loan Parties. To induce the Agent and the Required Lenders to enter into this Amendment No. 1, each of the Loan Parties represent and warrant, jointly and severally, to the Agent and the Required Lenders as follows as of the Execution Date:

(a) This Amendment No. 1, the Credit Agreement as amended hereby, and the other Loan Documents to which any Loan Party is a party have been duly authorized, executed and delivered and constitute legal, valid and binding obligations of each such Loan Party party thereto enforceable against each such Loan Party in accordance with its terms.

(b) Neither the execution or delivery by each Loan Party of this Amendment No. 1, nor performance by any of them of this Amendment No. 1 and the Credit Agreement shall (i) contravene such Loan Party’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, or material contract, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(c) The representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule.

(d) Prior to and after giving effect to this Amendment No. 1, no Default or Event of Default has occurred or is continuing.

(e) After giving effect to this Amendment No. 1, the Collateral Documents continue to create a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and assuming that all filings delivered to the Collateral Agent on or before the Closing Date have been duly filed in accordance with the provisions of the Security Agreement and assuming that all filings required as a result of the operation of Section 9-507(c) of the UCC (as defined in the Security Agreement) have been duly filed, such first priority security interest shall continue to be perfected. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

(f) After giving effect to this Amendment No. 1, the Guaranties in favor of the Secured Parties, granted pursuant to the Loan Documents, shall continue to be valid and enforceable against the respective Subsidiary Guarantors thereunder.

(g) Each Loan Party is and, after giving effect to the transactions contemplated hereby, shall be Solvent. No transfer of Property is being made by the Parent or any of its Subsidiaries, and no obligation is being incurred by the Parent or any of its Subsidiaries in connection with the transactions contemplated by this Amendment No. 1 or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Parent and its Subsidiaries.

IV.	CONDITIONS PRECEDENT.

Section 4.1. Conditions Precedent to Execution Date Amendments. The provisions of Article II of this Amendment No. 1 shall not become effective unless all of the following conditions precedent shall have been satisfied or waived before the Execution Date, or such earlier time specifically provided:

(a) Amendment No. 1; Consent and Authorization. On or prior to the Execution Date, the Agent shall have received by hand, courier, mail, email or facsimile transmission (i) duly executed counterparts to this Amendment No. 1 which, when taken together, bear the authorized signatures of the Parent, the Borrower and the Subsidiary Guarantors, and (ii) duly executed consents and/or authorizations from the Required Lenders consenting to the matters set forth herein.

(b) Representations and Warranties; Performance; No Default. The representations and warranties of the Loan Parties contained in this Amendment No. 1 and the Credit Agreement as in effect before the effectiveness of this Amendment No. 1 shall be true and correct as of the Execution Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule); the representations and warranties of the Loan Parties contained in the other Loan Documents shall be true and correct as of the Execution Date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date, and except that references to a Schedule in any such representation and warranty shall be deemed to be a reference to the corresponding New Schedule); the Parent, the Borrower and the Subsidiary

Guarantors shall have performed all covenants and agreements and satisfied all of the conditions on their part to be performed or satisfied under this Amendment No. 1 and under the Loan Documents at or prior to the Execution Date; and no Default or Event of Default under any Loan Document shall have occurred and be continuing.

All documents mentioned in this Article IV or elsewhere in this Amendment No. 1 shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Agent.

V.	NO PREJUDICE OR WAIVER; REAFFIRMATION.

Section 5.1. No Prejudice or Waiver. The terms of this Amendment No. 1 shall not operate as a waiver by the Agent or the Lenders of, or otherwise prejudice the Agent’s or the Lenders’ rights, remedies or powers under the Loan Documents or under any applicable law. No terms or provisions of any Loan Document, except insofar as this Amendment No. 1 amends the Credit Agreement, are waived, modified or changed by this Amendment No. 1, and the terms and provisions of the Loan Documents shall continue in full force and effect

Section 5.2. Acknowledgements and Reaffirmations.

(a) On and after the Execution Date, each reference in the Loan Documents to the “Second Amended and Restated Credit Agreement” shall be deemed to be a reference to the Second Amended and Restated Credit Agreement as amended by this Amendment No. 1.

(b) Each Loan Party hereby acknowledges and reaffirms all of its obligations and duties under the Loan Documents as to all of the Notes.

(c) Each Loan Party hereby acknowledges and reaffirms that the Collateral Agent has and shall continue to have valid, secured, Liens in the Collateral, as set forth in the Loan Documents as to all of the Notes.

(d) Each Loan Party hereby acknowledges and reaffirms all of its obligations and duties under Article VII of the Credit Agreement.

VI.	MISCELLANEOUS.

Section 6.1. Governing Law. This Amendment No. 1 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 6.2. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

Section 6.3. Headings Descriptive. The headings of the several sections and subsections of this Amendment No. 1 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

Section 6.4. Waivers and Consents. Neither this Amendment No. 1 nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed in accordance with the amendment and waiver provisions set forth in the Credit Agreement.

Section 6.5. Survival. All warranties, representations, certifications and covenants made by or on behalf of the Parent, the Borrower and/or the Subsidiary Guarantors herein or in any of the other Loan Documents or in any certificate or other instrument delivered pursuant hereto or pursuant to any other Loan Document shall be considered to have been relied upon by the Agent and the Lenders and shall survive the execution hereof and of the other Loan Documents, regardless of any investigation made by or on behalf of the Agent or the Lenders. All statements in any such certificate or other instrument shall constitute representations and warranties of the Borrower and/or such Subsidiary Guarantors hereunder.

Section 6.6. Loan Documents. This Amendment No. 1 and all other documents executed in favor of the Agent and/or the Lenders in connection herewith shall be deemed to be Loan Documents for all purposes under the Credit Agreement.

Section. 6.7. Further Assurances. Each party hereto agrees that, from time to time upon the written request of any other party hereto, such party will execute and deliver such further documents and do such other acts and things as such other party may reasonably request in order fully to effectuate the purposes of this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent and Collateral Agent

/s/ Julia R. Meade
Name: Julia R. Meade
Title: Duly Authorized Signatory

BANK OF AMERICA, N.A.,
as Lender

/s/ Jonathan M. Barnes
Name: Jonathan M. Barnes
Title: Vice President

BANC OF AMERICA STRATEGIC SOLUTIONS, INC.
as Lender

/s/ John W. Woodiel, III
Name: John W. Woodiel, III
Title: Senior Vice President

BEAR STEARNS INVESTMENT PRODUCTS, INC.
as Lender

/s/ Jonathan Weiss
Name: Jonathan Weiss
Title: Authorized Signatory

GEER MOUNTAIN FINANCING LTD.
as Lender

By: Ore Hill Partners LLC
Its: Attorney-in-Fact

/s/ Claude A. Baum
Name: Claude A. Baum
Title: General Counsel
Ore Hill Partners LLC

.JEFFERIES BUCKEYE MASTER FUND, LTD.
as Lender, by
JEFFERIES ASSET MANAGEMENT, LLC, Its
Investment Adviser
By,

/s/ Bradford L. Klein
Name: Bradford L. Klein
Title: Co-President

TENNENBAUM OPPORTUNITIES FUND V, LLC
SPECIAL VALUE OPPORTUNITIES FUND, LLC
SPECIAL VALUE EXPANSION FUND, LLC
Investment Adviser
as Lender

Each of the above by:

/s/ Michael Leitner
Name: Michael Leitner
Title: Partner

INTERSTATE FIBERNET INC., as Borrower

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

ITC^DELTACOM, INC., as Parent

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

DELTACOM, INC. (formerly known as ITC^DeltaCom Communications, Inc.), as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

DELTACOM INFORMATION SYSTEMS, INC., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

BTI TELECOM CORP., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

BUSINESS TELECOM, INC., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer

BUSINESS TELECOM OF VIRGINIA, INC., as Guarantor

By:	/s/ Richard E. Fish
Name:	Richard E. Fish
Title:	Chief Financial Officer